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                          Hyperion Software Corporation

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             Exhibit (11) - Statement Re: Computation of Earnings Per Share (Unaudited)
                              (In thousands, except per share amounts)
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                                                   THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        MARCH 31,                   MARCH 31,
                                                   1996          1995           1996         1995
                                                 ---------------------        ---------------------
  PRIMARY
    Weighted average number of common
      shares outstanding                          16,780        15,798         16,513        15,530
    Weighted average number of common
      equivalent shares outstanding                1,162         1,690          1,408         1,700
                                                 ---------------------        ---------------------
                                                  17,942        17,488         17,921        17,230
                                                 =====================        =====================

    Net income                                   $   369       $ 1,397        $ 4,106       $ 5,279
                                                 =====================        =====================

    Per share amount                             $   .02       $   .08        $   .23       $   .31
                                                 =====================        =====================

  FULLY DILUTED
    Weighted average number of common
      shares outstanding                          16,780        15,798         16,513        15,530
    Weighted average number of common
      equivalent shares outstanding                1,203         1,788          1,444         1,908
                                                 ---------------------         --------------------
                                                  17,983        17,586         17,957        17,438
                                                 =====================        =====================

    Net income                                   $   369       $ 1,397        $ 4,106       $ 5,279
                                                 =====================        =====================

    Per share amount                             $   .02       $   .08        $   .23       $  .30
                                                 =====================        =====================
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